Vertex Energy, Inc. 8-K

Exhibit 99.1

VERTEX ENERGY ANNOUNCES FIRST QUARTER 2024 RESULTS AND OPTIMIZATION OF HYDROCRACKING CAPACITY FROM RENEWABLES TO CONVENTIONAL PRODUCTION

HOUSTON, TX (Business Wire) – May 9, 2024 – Vertex Energy, Inc. (NASDAQ:VTNR) (“Vertex” or the “Company”), a leading specialty refiner and marketer of high-quality refined products and renewable fuels, today announced its operational and financial results for the first quarter of 2024. The Company also announced that it plans to optimize its hyrdrocracking capacity between conventional production and renewables production moving forward.

The Company will host a conference call to discuss first quarter 2024 results today, at 9:00 A.M. Eastern Time. Details regarding the conference call are included at the end of this release.

Highlights for the first quarter of 2024 and through the date of this press release include:

•	Continued safe operation of the Company’s Mobile, Alabama refinery (the “Mobile Refinery”) with first quarter 2024 conventional throughput of 64,065 barrels per day (bpd), above the high end of prior guidance;
•	Reduced net loss attributable to the Company to ($17.7) million, or ($0.19) per fully-diluted share compared to the fourth quarter 2023;
•	Increased Adjusted EBITDA to $18.6 million driven by 28% improvement in crack spreads compared to the fourth quarter of 2023;
•	Decreased direct operating expense by 11% and capital expenditures by 29% compared to previous guidance midpoints;
•	Achieved renewable diesel (“RD”) throughput of 4,090 bpd, in line with previous guidance; and
•	Reported total cash and cash equivalents of $65.7 million, including restricted cash of $3.6 million.

Highlights for the strategic redirection of the Company’s renewable business:

•	Announced a production pause and pivot regarding the Company’s renewable business;
o	Optimizing the Mobile Refinery hydrocracker capacity from renewable diesel to conventional fuels;
o	Expect to deplete Company inventories of renewable feedstocks prior to the conversion;
o	Conversion will be timed with a planned catalyst change and maintenance turnaround that was already scheduled for 2024, after which hydrocracker production is expected to contribute additional upgraded conventional product volumes in Q4 2024; and
o	Opportunity to optimize hydrocracker production in conventional service while maintaining the proven renewable diesel production flexibility when market conditions warrant.

Note: Schedules reconciling the Company’s generally accepted accounting principles in the United States (“GAAP”) and non-GAAP financial results, including Adjusted EBITDA and certain key performance indicators, are included later in this release (see also “Non-GAAP Financial Measures and Key Performance Indicators”, below).

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Mr. Benjamin P. Cowart, Vertex’s Chief Executive Officer, stated, “We had a strong operational and financial quarter, as we maintained our commitment to operating safely and reliably. We saw an improved crack spread environment, which drove our Adjusted EBITDA higher by over $50 million compared to the fourth quarter of 2023. Additionally, we saw conventional throughput above our guidance and managed direct operating costs and capital expenditures below our guidance.”

“Over the past few years, we have made material advancements and strategic decisions to grow Vertex. For the past two years we have operated safely and efficiently while investing capital into upgrading the Mobile Refinery. We built in flexibility with our capital spend to allow us to redeploy our renewable equipment back into conventional production if our strategy required adjustment. Due to the significant macroeconomic headwinds over the past 12 months, many of which we believe will continue to occur over the next 18 months and potentially beyond, we have decided to strategically pause our renewable diesel business and pivot to producing conventional fuels from the hydrocracker unit. We plan to reconfigure the hydrocracker in conjunction with a planned turnaround on the unit.”

Mr. Cowart continued, “I am appreciative of the team for their work in proving the hydrocracker in renewables service, obtaining multiple pathway approvals, and successfully incorporating a wide variety of renewable feedstocks. In the future, based on economics and macro conditions, we expect to optimize our hydrocracker capacity between conventional and renewables service. We believe this flexibility to produce based on market demand materially enhances our unit’s long-term value potential. Our engineering and operations teams have worked diligently to preserve our optionality for the unit and to not degrade our ability to produce conventional products. We now have a more robust hydrocracking unit in either service mode. Relative to what’s currently available for renewables, we believe that this shift will allow us to optimize available returns through higher yield capabilities and higher margin opportunities for conventional products. When modeling the unit in conventional service against first quarter 2024 historical data, we estimate the unit could have significantly improved our results providing an additional fuel gross margin contribution of roughly $40 million on conventional fuels.”

Mr. Cowart concluded, “Our strategic priorities remain focused on increasing our cash position, reducing our operating costs, and improving margins. We believe that this decision [to allow for more optionality in the hydrocracking unit] is not only prudent but a necessary step toward accomplishing these for the remainder of 2024 and into 2025.”

MOBILE REFINERY OPERATIONS

Total conventional throughput at the Mobile Refinery was 64,065 bpd in the first quarter of 2024. Total production of finished high-value, light products, such as gasoline, diesel, and jet fuel, represented approximately 64% of total production in the first quarter of 2024, vs. 66% in the fourth quarter of 2023, and in line with management’s original expectations, reflecting a continued successful yield optimization initiative at the Mobile conventional refining facility.

The Mobile Refinery’s conventional operations generated a gross profit of $37.5 million and $73.6 million of fuel gross margin (a key performance indicator (KPI) discussed below) or $12.63 per barrel during the first quarter of 2024, versus generating a gross profit of $7.3 million, and fuel gross margin of $29.6 million, or $4.79 per barrel in the fourth quarter of 2023.

Total renewable throughput at the Mobile Renewable Diesel facility was 4,090 bpd in the first quarter of 2024. Total production of renewable diesel was 4,003 bpd reflecting a product yield of 98%.

The Mobile Renewable Diesel facility operations generated a gross loss of $(10.5) million and $3.8 million of fuel gross margin (a KPI discussed below) or $10.29 per barrel during the first quarter of 2024.

Renewable Business Pause and Pivot

During the second quarter of 2024, Vertex is pausing renewable fuels production and redirecting the hydrocracking unit to conventional fuels and products. The Company had a previously planned catalyst and maintenance turnaround scheduled for 2024. It will use that planned turnaround to load conventional catalyst and bring the unit out of turnaround in conventional service. In addition, the total cost of about $10 million was previously budgeted as part of the planned catalyst and maintenance turnaround and does not represent a material change to our forecasted capital spend. During the second quarter, Vertex is running the remaining Company inventories of renewable feedstock, which is expected to allow the Company to improve its working capital and margins in the second quarter from the renewable business.

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First Quarter 2024 Mobile Refinery Results Summary ($/millions unless otherwise noted)

Conventional Fuels Refinery	4Q23	TTM	1Q24

Total Throughput (bpd)	67,083	71,922	64,065
Total Throughput (MMbbl)	6.17	26.32	5.83
Conventional Facility Capacity Utilization[1]	89.4%	95.9%	85.4%

Direct Opex Per Barrel ($/bbl)	$2.46	$2.74	$2.75
Fuel Gross Margin ($/MM)	$29.6	$288.5	$73.6
Fuel Gross Margin Per Barrel ($/bbl)	$4.79	$10.96	$12.63

Production Yield
Gasoline (bpd)	17,826	17,388	14,678
% Production	25.9%	24.0%	22.9%
ULSD (bpd)	14,510	15,014	13,441
% Production	21.1%	21.6%	21.0%
Jet (bpd)	12,937	13,735	12,595
% Production	18.8%	19.8%	19.6%
Total Finished Fuel Products	45,273	46,137	40,714
% Production	65.9%	63.7%	63.5%
Other[2]	23,457	26,300	23,428
% Production	34.1%	37.9%	36.5%
Total Production (bpd)	68,730	72,437	64,142
Total Production (MMbbl)	6.32	26.51	5.84

Renewable Fuels Refinery	4Q23	TTM	1Q24

Total Renewable Throughput (bpd)	3,926	3,980	4,090
Total Renewable Throughput (MMbbl)	0.36	1.46	0.37
Renewable Diesel Facility Capacity Utilization[3]	49.1%	49.8%	51.1%

Direct Opex Per Barrel ($/bbl)	$27.32	$25.93	$25.20
Renewable Fuel Gross Margin	$4.4	$7.5	$3.8
Renewable Fuel Gross Margin Per Barrel ($/bbl)	$12.11	$5.13	$10.29

Renewable Diesel Production (bpd)	3,786	3,822	4,003
Renewable Diesel Production (MMbbl)	0.35	1.40	0.36
Renewable Diesel Production Yield (%)	96.4%	96.0%	97.9%

1) Assumes 75,000 barrels per day of conventional operational capacity 2) Other includes naphtha, intermediates, and LNG 3) Assumes 8,000 barrels per day of renewable fuels operational capacity

First Quarter 2024 Financial Update

Vertex reported first quarter 2024 net loss attributable to the Company of ($17.7) million, or ($0.19) per fully-diluted share, versus net loss attributable to the Company of ($63.9) million, or ($0.68) per fully-diluted share for the fourth quarter of 2023. Adjusted EBITDA was $18.6 million for the first quarter of 2024, compared to Adjusted EBITDA of ($35.1) million in the fourth quarter of 2023. The improvement in quarter-over-quarter results was primarily driven by improved crack spread pricing, in Vacuum Gas Oil (“VGO”) and gasoline finished products.

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Balance Sheet and Liquidity Update

As of March 31, 2024, Vertex had total debt outstanding of $284 million, including $15.2 million in 6.25% Senior Convertible Notes, $196.0 million outstanding on the Company’s Term Loan, finance lease obligations of $68.1 million, and $5.0 million in other obligations. The Company had total cash and equivalents of $65.7 million, including $3.6 million of restricted cash on the balance sheet as of March 31, 2024, for a net debt position of $218.5 million.

As previously announced on January 2, 2024, the Company reached an agreement with its existing lending group to modify certain terms and conditions of the current term loan agreement. The amended term loan provided an incremental $50.0 million in borrowings, the full amount of which was borrowed upon closing on December 29, 2023 and therefore was reflected in Vertex’s year end 2023 cash position.

Vertex management continuously monitors current market conditions to assess expected cash generation and liquidity needs against its available cash position, using the forward crack spreads in the market. Additionally, the Company continues to evaluate strategic financial opportunities seeking further enhancements to its current liquidity position.

Management Outlook

All guidance presented below is current as of the time of this release and is subject to change. All prior financial guidance should no longer be relied upon.

Conventional Fuels	2Q 2024
Operational:	Low	High
Mobile Refinery Conventional Throughput Volume (Mbpd)	68.0	72.0
Capacity Utilization	91%	96%
Production Yield Profile:
Percentage Finished Products[1]	64%	68%
Intermediate & Other Products[2]	36%	32%

Renewable Fuels	2Q 2024
Operational:	Low	High
Mobile Refinery Renewable Throughput Volume (Mbpd)	2.0	4.0
Capacity Utilization	25%	50%
Production Yield	96%	98%
Yield Loss	4%	2%

Consolidated	2Q 2024
Operational:	Low	High
Mobile Refinery Total Throughput Volume (Mbpd)	70.0	76.0
Capacity Utilization	84%	92%

Financial Guidance:
Direct Operating Expense ($/bbl)	$4.11	$4.46
Capital Expenditures ($/MM)	$20.00	$25.00

1.) Finished products include gasoline, ULSD, and Jet A
2.) Intermediate & Other products include Vacuum Gas Oil (VGO), Liquified Petroleum Gases (LPGs),
and Vacuum Tower Bottoms (VTBs)

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CONFERENCE CALL AND WEBCAST DETAILS

A conference call will be held today, May 9,2024 at 9:00 A.M. Eastern Time to review the Company’s financial results, discuss recent events and conduct a question-and-answer session. An audio webcast of the conference call and accompanying presentation materials will also be available in the “Events and Presentation” section of Vertex’s website at www.vertexenergy.com. To listen to a live broadcast, visit the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic: (888) 350-3870
International: (646) 960-0308

Conference ID: 8960754

A replay of the teleconference will be available in the “Events and Presentation” section of Vertex’s website at www.vertexenergy.com for up to one year following the conference call.

ABOUT VERTEX ENERGY

Vertex Energy is a leading energy transition company that specializes in producing high purity fuels and products from conventional, sustainable, and renewable feedstocks. The Company’s innovative solutions are designed to enhance the performance of our customers and partners while also prioritizing sustainability, safety, and operational excellence. With a commitment to providing superior products and services, Vertex Energy is dedicated to shaping the future of the energy industry.

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FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. The important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the Company’s projected Outlook for the second quarter of 2024, the costs associated with, and outcome of the Company’s plans to optimize conventional fuel and renewable diesel production moving forward, as discussed above; statements concerning: the Company’s engagement of BofA Securities, Inc., as previously disclosed; the review and evaluation of potential joint ventures, divestitures, acquisitions, mergers, business combinations, or other strategic transactions, the outcome of such review, and the impact on any such transactions, or the review thereof, and their impact on shareholder value; the process by which the Company engages in evaluation of strategic transactions; the Company’s ability to identify potential partners; the outcome of potential future strategic transactions and the terms thereof; the future production of the Company’s Mobile Refinery; anticipated and unforeseen events which could reduce future production at the refinery or delay future capital projects, and changes in commodity and credit values; throughput volumes, production rates, yields, operating expenses and capital expenditures at the Mobile Refinery; the timing of, and outcome of, the evaluation and associated carbon intensity scoring of the Company’s feedstock blends by officials in the state of California; the ability of the Company to obtain low carbon fuel standard (LCFS) credits, and the amounts thereof; the need for additional capital in the future, including, but not limited to, in order to complete capital projects and satisfy liabilities, the Company’s ability to raise such capital in the future, and the terms of such funding, including dilution caused thereby; the timing of capital projects at the Company’s refinery located in Mobile, Alabama (the “Mobile Refinery”) and the outcome of such projects; the future production of the Mobile Refinery, including but not limited to, renewable diesel and conventional production and the breakdown between the two; estimated and actual production and costs associated with the renewable diesel capital project; estimated revenues, margins and expenses, over the course of the agreement with Idemitsu; anticipated and unforeseen events which could reduce future production at the Mobile Refinery or delay planned and future capital projects; changes in commodity and credits values; certain early termination rights associated with third party agreements and conditions precedent to such agreements; certain mandatory redemption provisions of the outstanding senior convertible notes, the conversion rights associated therewith, and dilution caused by conversions and/or the exchanges of convertible notes; the Company’s ability to comply with required covenants under outstanding senior notes and a term loan and to pay amounts due under such senior notes and term loan, including interest and other amounts due thereunder; the ability of the Company to retain and hire key personnel; the level of competition in the Company’s industry and its ability to compete; the Company’s ability to respond to changes in its industry; the loss of key personnel or failure to attract, integrate and retain additional personnel; the Company’s ability to protect intellectual property and not infringe on others’ intellectual property; the Company’s ability to scale its business; the Company’s ability to maintain supplier relationships and obtain adequate supplies of feedstocks; the Company’s ability to obtain and retain customers; the Company’s ability to produce products at competitive rates; the Company’s ability to execute its business strategy in a very competitive environment; trends in, and the market for, the price of oil and gas and alternative energy sources; the impact of inflation on margins and costs; the volatile nature of the prices for oil and gas caused by supply and demand, including volatility caused by the ongoing Ukraine/Russia conflict and/or the Israel/Hamas conflict, changes in interest rates and inflation, and potential recessions; the Company’s ability to maintain relationships with partners; the outcome of pending and potential future litigation, judgments and settlements; rules and regulations making the Company’s operations more costly or restrictive; volatility in the market price of compliance credits (primarily Renewable Identification Numbers (RINs) needed to comply with the Renewable Fuel Standard (“RFS”)) under renewable and low-carbon fuel programs and emission credits needed under other environmental emissions programs, the requirement for the Company to purchase RINs in the secondary market to the extent it does not generate sufficient RINs internally, liabilities associated therewith and the timing, funding and costs of such required purchases, if any; changes in environmental and other laws and regulations and risks associated with such laws and regulations; economic downturns both in the United States and globally, changes in inflation and interest rates, increased costs of borrowing associated therewith and potential declines in the availability of such funding; risk of increased regulation of the Company’s operations and products; disruptions in the infrastructure that the Company and its partners rely on; interruptions at the Company’s facilities; unexpected and expected changes in the Company’s anticipated capital expenditures resulting from unforeseen and expected required maintenance, repairs, or upgrades; the Company’s ability to acquire and construct new facilities; the Company’s ability to effectively manage growth; decreases in global demand for, and the price of, oil, due to inflation, recessions or other reasons, including declines in economic activity or global conflicts; expected and unexpected downtime at the Company’s facilities; the Company’s level of indebtedness, which could affect its ability to fulfill its obligations, impede the implementation of its strategy, and expose the Company’s interest rate risk; dependence on third party transportation services and pipelines; risks related to obtaining required crude oil supplies, and the costs of such supplies; counterparty credit and performance risk; unanticipated problems at, or downtime effecting, the Company’s facilities and those operated by third parties; risks relating to the Company’s hedging activities or lack of hedging activities; and risks relating to planned and future divestitures, asset sales, joint ventures and acquisitions.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports are available at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on Vertex’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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PROJECTIONS

The financial projections (the “Projections”) included herein were prepared by Vertex in good faith using assumptions believed to be reasonable. A significant number of assumptions about the operations of the business of Vertex were based, in part, on economic, competitive, and general business conditions prevailing at the time the Projections were developed. Any future changes in these conditions, may materially impact the ability of Vertex to achieve the financial results set forth in the Projections. The Projections are based on numerous assumptions, including realization of the operating strategy of Vertex; industry performance; no material adverse changes in applicable legislation or regulations, or the administration thereof, or generally accepted accounting principles; general business and economic conditions; competition; retention of key management and other key employees; absence of material contingent or unliquidated litigation, indemnity, or other claims; minimal changes in current pricing; static material and equipment pricing; no significant increases in interest rates or inflation; and other matters, many of which will be beyond the control of Vertex, and some or all of which may not materialize. The Projections also assume the continued uptime of the Company’s facilities at historical levels and the successful funding of, timely completion of, and successful outcome of, planned capital projects. Additionally, to the extent that the assumptions inherent in the Projections are based upon future business decisions and objectives, they are subject to change. Although the Projections are presented with numerical specificity and are based on reasonable expectations developed by Vertex’s management, the assumptions and estimates underlying the Projections are subject to significant business, economic, and competitive uncertainties and contingencies, many of which will be beyond the control of Vertex. Accordingly, the Projections are only estimates and are necessarily speculative in nature. It is expected that some or all of the assumptions in the Projections will not be realized and that actual results will vary from the Projections. Such variations may be material and may increase over time. In light of the foregoing, readers are cautioned not to place undue reliance on the Projections. The projected financial information contained herein should not be regarded as a representation or warranty by Vertex, its management, advisors, or any other person that the Projections can or will be achieved. Vertex cautions that the Projections are speculative in nature and based upon subjective decisions and assumptions. As a result, the Projections should not be relied on as necessarily predictive of actual future events.

NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE INDICATORS

In addition to our results calculated under generally accepted accounting principles in the United States (“GAAP”), in this news release we also present certain non-U.S. GAAP financial measures and key performance indicators. Non-U.S. GAAP financial measures include Adjusted Gross Margin, Fuel Gross Margin and Adjusted EBITDA, for the Company’s Legacy Refining and Marketing segment, and the total Refining and Marketing segment, as a whole, and Net Long-Term Debt and Ratio of Net Long-Term Debt (collectively, the “Non-U.S. GAAP Financial Measures”). Key performance indicators include Adjusted Gross Margin, Fuel Gross Margin and Adjusted EBITDA for Conventional, Renewable and the Mobile Refinery as a whole, and Fuel Gross Margin Per Barrel of Throughput and Adjusted Gross Margin Per Barrel of Throughput for Conventional, Renewable and the Mobile Refinery as a whole (collectively, the “KPIs”). EBITDA represents net income before interest, taxes, depreciation and amortization, for continued and discontinued operations. Adjusted EBITDA represents EBITDA from operations plus or minus unrealized gain or losses on hedging activities, Renewable Fuel Standard (RFS) costs (mainly related to Renewable Identification Numbers (RINs), and inventory adjustments, acquisition costs, gain on change in value of derivative warrant liability, environmental clean-up, stock-based compensation, (gain) loss on sale of assets, and certain other unusual or non-recurring charges included in selling, general, and administrative expenses. Adjusted Gross Margin is defined as gross profit (loss) plus or minus unrealized gain or losses on hedging activities and inventory valuation adjustments. Fuel Gross Margin is defined as Adjusted Gross Margin, plus production costs, operating expenses and depreciation attributable to cost of revenues and other non-fuel items included in costs of revenues including realized and unrealized gain or losses on hedging activities, RFS costs (mainly related to RINs), fuel financing costs and other revenues and cost of sales items. Fuel Gross Margin Per Barrel of Throughput is calculated as fuel gross margin divided by total throughput barrels for the period presented. Operating Expenses Per Barrel of Throughput is defined as total operating expenses divided by total barrels of throughput. RIN Adjusted Fuel Gross Margin is defined as Fuel Gross Margin minus RIN expense divided by total barrels of throughput. RIN Adjusted Fuel Gross Margin Per Barrel of Throughput is calculated as RIN Adjusted Fuel Gross Margin divided by total throughput barrels for the period presented. Net Long-Term Debt is long-term debt and lease obligations, adjusted for unamortized discount and deferred financing costs, insurance premiums financed, less cash and cash equivalents and restricted cash. Ratio of Net Long-Term Debt is defined as Long-Term Debt divided by Adjusted EBITDA.

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Each of the Non-U.S. GAAP Financial Measures and KPIs are discussed in greater detail below. The (a) Non-U.S. GAAP Financial Measures are “non-U.S. GAAP financial measures”, and (b) the KPIs are, presented as supplemental measures of the Company’s performance. They are not presented in accordance with U.S. GAAP. We use the Non-U.S. GAAP Financial Measures and KPIs as supplements to U.S. GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, to allocate resources and to compare our performance relative to our peers. Additionally, these measures, when used in conjunction with related U.S. GAAP financial measures, provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing the Company and its results of operations. The Non-U.S. GAAP Financial Measures and KPIs are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. Non-U.S. GAAP financial information and KPIs similar to the Non-U.S. GAAP Financial Measures and KPIs are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. The Non-U.S. GAAP Financial Measures and KPIs are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under U.S. GAAP. Some of these limitations are: the Non-U.S. GAAP Financial Measures and KPIs do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; the Non-GAAP Financial Measures and KPIs do not reflect changes in, or cash requirements for, working capital needs; the Non-GAAP Financial Measures and KPIs do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, the Non-U.S. GAAP Financial Measures and KPIs do not reflect any cash requirements for such replacements; the Non-U.S. GAAP Financial Measures and KPIs represent only a portion of our total operating results; and other companies in this industry may calculate the Non-U.S. GAAP Financial Measures and KPIs differently than we do, limiting their usefulness as a comparative measure. You should not consider the Non-U.S. GAAP Financial Measures and KPIs in isolation, or as substitutes for analysis of the Company’s results as reported under U.S. GAAP. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of each of these non-U.S. GAAP Financial Measures and KPIs to the most comparable U.S. GAAP measure below. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-U.S. GAAP Financial Measures and KPIs in conjunction with the most directly comparable U.S. GAAP financial measure.

For more information on these non-GAAP financial measures and KPIs, please see the sections titled “Unaudited Reconciliation of Gross Profit (Loss) From Continued and Discontinued Operations to Adjusted Gross Margin, Fuel Gross Margin, Fuel Gross Margin Per Barrel of Throughput and Operating Expenses Per Barrel of Throughput”, “Unaudited Reconciliation of Adjusted EBITDA to Net loss from Continued and Discontinued Operations”, and “Unaudited Reconciliation of Long-Term Debt to Net Long-Term Debt and Net Leverage”, at the end of this release.

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VERTEX ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except number of shares and par value)
(UNAUDITED)

	March 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$62,140	$76,967
Restricted cash	3,609	3,606
Accounts receivable, net	41,559	36,164
Inventory	198,979	182,120
Prepaid expenses and other current assets	38,673	53,174
Total current assets	344,960	352,031

Fixed assets, net	332,949	326,111
Finance lease right-of-use assets	63,524	64,499
Operating lease right-of use assets	78,802	96,394
Intangible assets, net	10,789	11,541
Other assets	4,029	4,048
TOTAL ASSETS’	$835,053	$854,624

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$69,796	$75,004
Accrued expenses and other current liabilities	69,240	73,636
Finance lease liability-current	2,497	2,435
Operating lease liability-current	13,281	20,296
Current portion of long-term debt, net	12,524	16,362
Obligations under inventory financing agreements, net	169,656	141,093
Total current liabilities	336,994	328,826

Long-term debt, net	177,772	170,701
Finance lease liability-long-term	65,576	66,206
Operating lease liability-long-term	64,345	74,444
Deferred tax liabilities	2,776	2,776
Derivative warrant liability	3,249	9,907
Other liabilities	1,377	1,377
Total liabilities	652,089	654,237

EQUITY
Common stock, $0.001 par value per share; 750,000,000 shares authorized; 93,514,346 and 93,514,346 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively.	94	94
Additional paid-in capital	384,063	383,632
Accumulated deficit	(205,113)	(187,379)
Total Vertex Energy, Inc. shareholders’ equity	179,044	196,347
Non-controlling interest	3,920	4,040
Total equity	182,964	200,387
TOTAL LIABILITIES AND EQUITY	$835,053	$854,624

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VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(UNAUDITED)

	Three Months Ended March 31,
	2024	2023
Revenues	$695,326	$691,142
Cost of revenues (exclusive of depreciation and amortization shown separately below)	652,034	619,352
Depreciation and amortization attributable to costs of revenues	8,186	4,337
Gross profit	35,106	67,453

Operating expenses:
Selling, general and administrative expenses (exclusive of depreciation and amortization shown separately below)	39,782	41,942
Depreciation and amortization attributable to operating expenses	1,104	1,016
Total operating expenses	40,886	42,958
Income (loss) from operations	(5,780)	24,495
Other income (expense):
Other income (expenses)	(1,049)	1,653
Gain (loss) on change in value of derivative warrant liability	6,658	(9,185)
Interest expense	(17,683)	(12,477)
Total other expense	(12,074)	(20,009)
Income (loss) from continuing operations before income tax	(17,854)	4,486
Income tax expense	—	(1,013)
Income (loss) from continuing operations	(17,854)	3,473
Income from discontinued operations, net of tax (see note 22)	—	50,340
Net income (loss)	(17,854)	53,813
Net loss attributable to non-controlling interest from continuing operations	(120)	(50)
Net income (loss) attributable to Vertex Energy, Inc.	(17,734)	53,863

Net income (loss) attributable to common shareholders from continuing operations	(17,734)	3,523
Net income attributable to common shareholders from discontinued operations, net of tax	—	50,340
Net income (loss) attributable to common shareholders	$(17,734)	$53,863

Basic income (loss) per common share
Continuing operations	$(0.19)	$0.05
Discontinued operations, net of tax	—	0.66
Basic income (loss) per common share	$(0.19)	$0.71

Diluted income (loss) per common share
Continuing operations	$(0.19)	$0.04
Discontinued operations, net of tax	—	0.64
Diluted income (loss) per common share	$(0.19)	$0.68

Shares used in computing earnings per share
Basic	93,514	75,689
Diluted	93,514	78,996

10

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS EQUITY

(in thousands, except par value)

(UNAUDITED)

Three Months Ended March 31, 2024
	Common Stock
	Shares	$0.001 Par	Additional Paid-In Capital	Accumulated Deficit	Non-controlling Interest	Total Equity
Balance on January 1, 2024	93,515	$94	$383,632	$(187,379)	$4,040	$200,387
Stock based compensation expense	—	—	431	—	—	431
Net loss	—	—	—	(17,734)	(120)	(17,854)
Balance on March 31, 2024	93,515	$94	$384,063	$(205,113)	$3,920	$182,964

Three Months Ended March 31, 2023
	Common Stock
	Shares	$0.001 Par	Additional Paid-In Capital	Accumulated Deficit	Non-controlling Interest	Total Equity
Balance on January 1, 2023	75,670	$76	$279,552	$(115,893)	$1,685	$165,420
Exercise of options	166	—	209	—	—	209
Stock based compensation expense	—	—	365	—	—	365
Non-controlling shareholder contribution	—	—	—	—	980	980
Net income (loss)	—	—	—	53,863	(50)	53,813
Balance on March 31, 2023	75,836	$76	$280,126	$(62,030)	$2,615	$220,787

11

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(UNAUDITED)

	Three Months Ended
	March 31, 2024	March 31, 2023
Cash flows from operating activities
Net income (loss)	$(17,854)	$53,813
Income from discontinued operations, net of tax	—	50,340
Income (loss) from continuing operations	(17,854)	3,473
Adjustments to reconcile net loss from continuing operations to cash used in operating activities
Stock based compensation expense	431	365
Depreciation and amortization	9,290	5,353
Deferred income tax expense	—	1,013
Loss on lease modification	35	—
Loss on sale of assets	691	3
Increase in allowance for credit losses	19	882
Increase (decrease) in fair value of derivative warrant liability	(6,658)	9,185
(Gain) loss on commodity derivative contracts	1,322	(1,516)
Net cash settlements on commodity derivatives	(2,292)	3,519
Amortization of debt discount and deferred costs	4,758	4,572
Changes in operating assets and liabilities
Accounts receivable and other receivables	(4,180)	(26,291)
Inventory	(16,859)	(52,553)
Prepaid expenses and other current assets	14,710	(18,103)
Accounts payable	(5,250)	11,005
Accrued expenses	(7,308)	22,486
Other assets	19	(44)
Net cash used in operating activities from continuing operations	(29,126)	(36,651)
Cash flows from investing activities
Purchase of fixed assets	(14,726)	(73,936)
Proceeds from sale of discontinued operation	—	87,238
Proceeds from sale of fixed assets	2,576	—
Net cash provided by (used in) investing activities from continuing operations	(12,150)	13,302
Cash flows from financing activities
Payments on finance leases	(586)	(310)
Proceeds from exercise of options and warrants to common stock	—	209
Contributions received from noncontrolling interest	—	980
Net change on inventory financing agreements	28,313	(11,284)
Proceeds from note payable	3,175	—
Payments on note payable	(4,450)	(17,165)
Net cash provided by (used in) financing activities from continuing operations	26,452	(27,570)

Discontinued operations:
Net cash provided by (used in) operating activities	—	(150)
Net cash provided by (used in) discontinued operations	—	(150)

Net decrease in cash, cash equivalents and restricted cash	(14,824)	(51,069)
Cash, cash equivalents, and restricted cash at beginning of the period	80,573	146,187
Cash, cash equivalents, and restricted cash at end of period	$65,749	$95,118

12

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets to the same amounts shown in the consolidated statements of cash flows (in thousands).

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(UNAUDITED)

(Continued)

	Three Months Ended
	March 31, 2024	March 31, 2023

Cash and cash equivalents	$62,140	$86,689
Restricted cash	3,609	8,429
Cash and cash equivalents and restricted cash as shown in the consolidated statements of cash flows	$65,749	$95,118

SUPPLEMENTAL INFORMATION
Cash paid for interest	$4,811	$10,124
Cash paid for taxes	$—	$—

NON-CASH INVESTING AND FINANCING TRANSACTIONS
ROU assets obtained from new finance leases	$18	$15,024
ROU assets obtained from new operating leases	$74	$15,078
ROU assets disposed under operating leases	$(17,666)	$—

13

Unaudited segment information for the three months ended March 31, 2024 and 2023 is as follows (in thousands):

THREE MONTHS ENDED MARCH 31, 2024
	Refining & Marketing	Black Oil & Recovery	Corporate and Eliminations	Total
Revenues:
Refined products	$650,759	$31,724	$(1,022)	$681,461
Re-refined products	3,867	5,215	—	9,082
Services	3,081	1,702	—	4,783
Total revenues	657,707	38,641	(1,022)	695,326
Cost of revenues (exclusive of depreciation and amortization shown separately below)	622,974	30,082	(1,022)	652,034
Depreciation and amortization attributable to costs of revenues	6,541	1,645	—	8,186
Gross profit	28,192	6,914	—	35,106
Selling, general and administrative expenses	26,147	5,397	8,238	39,782
Depreciation and amortization attributable to operating expenses	793	72	239	1,104
Income (loss) from operations	1,252	1,445	(8,477)	(5,780)
Other income (expenses)
Other expense	(685)	(359)	(5)	(1,049)
Gain on change in derivative liability	—	—	6,658	6,658
Interest expense	(4,747)	(96)	(12,840)	(17,683)
Total other expense	(5,432)	(455)	(6,187)	(12,074)
Income (loss) from continuing operations before income tax	$(4,180)	$990	$(14,664)	$(17,854)

Capital expenditures	$11,299	$3,427	$—	$14,726

14

THREE MONTHS ENDED MARCH 31, 2023
	Refining & Marketing	Black Oil & Recovery	Corporate and Eliminations	Total
Revenues:
Refined products	$653,042	$29,423	$(2,733)	$679,732
Re-refined products	4,353	4,411	—	8,764
Services	1,933	713	—	2,646
Total revenues	659,328	34,547	(2,733)	691,142
Cost of revenues (exclusive of depreciation and amortization shown separately below)	589,812	30,418	(878)	619,352
Depreciation and amortization attributable to costs of revenues	3,294	1,043	—	4,337
Gross profit	66,222	3,086	(1,855)	67,453
Selling, general and administrative expenses	26,486	4,799	10,657	41,942
Depreciation and amortization attributable to operating expenses	808	38	170	1,016
Income (loss) from operations	38,928	(1,751)	(12,682)	24,495
Other income (expenses)
Other income (expense)	—	1,655	(2)	1,653
Loss on change in derivative liability	—	—	(9,185)	(9,185)
Interest expense	(3,876)	(57)	(8,544)	(12,477)
Total other income (expense)	(3,876)	1,598	(17,731)	(20,009)
Income (loss) from continuing operations before income tax	$35,052	$(153)	$(30,413)	$4,486

Capital expenditures	$69,908	$4,028	$—	$73,936

Unaudited Reconciliation of Gross Profit (Loss) From Continued and Discontinued Operations to Adjusted Gross Margin, Fuel Gross Margin, Fuel Gross Margin Per Barrel of Throughput and Operating Expenses Per Barrel of Throughput.

Three Months Ended March 31, 2024
In thousands	Conventional	Renewable	Mobile Refinery Total
Gross profit	$37,508	$(10,462)	$27,047
Unrealized (gain) loss on hedging activities	(555)	934	379
Inventory valuation adjustments	9,657	4,592	14,249
Adjusted gross margin	$46,610	$(4,936)	$41,674
Variable production costs attributable to cost of revenues	25,651	6,846	32,497
Depreciation and amortization attributable to cost of revenues	2,558	3,932	6,490
RINs	(857)	—	(857)
Realized (gain) loss on hedging activities	2,577	(1,783)	794
Financing costs	(172)	132	(40)
Other revenues	(2,719)	(362)	(3,081)
Fuel gross margin	$73,648	$3,829	$77,477
Throughput (bpd)	64,065	4,090	68,155
Fuel gross margin per barrel of throughput	$12.63	$10.29	$12.49
Total OPEX	$16,061	$9,382	$25,443
Operating expenses per barrel of throughput	$2.75	$25.21	$4.10

Three Months Ended December 31, 2023
In thousands	Conventional	Renewable	Mobile Refinery Total
Gross profit	$7,283	$(17,557)	$(10,273)
Unrealized (gain) loss on hedging activities	4,892	77	4,969
Inventory valuation adjustments	(3,400)	2,152	(1,248)
Adjusted gross margin	$8,775	$(15,328)	$(6,553)
Variable production costs attributable to cost of revenues	19,770	19,497	39,267
Depreciation and amortization attributable to cost of revenues	2,492	3,997	6,489
RINs	6,662	—	6,662
Realized (gain) loss on hedging activities	(3,751)	(3,587)	(7,338)
Financing costs	1,989	157	2,146
Other revenues	(6,361)	(361)	(6,722)
Fuel gross margin	$29,576	$4,375	$33,951
Throughput (bpd)	67,083	3,926	71,009
Fuel gross margin per barrel of throughput	$4.79	$12.11	$5.20
Total OPEX	$15,162	$9,868	$25,030
Operating expenses per barrel of throughput	$2.46	$27.32	$3.83

15

Twelve Months Ended March 31, 2024
In thousands	Conventional	Renewable	Mobile Refinery Total
Gross profit	$137,519	$(49,540)	$87,979
Unrealized (gain) loss on hedging activities	566	302	868
Inventory valuation adjustments	15,236	6,638	21,874
Adjusted gross margin	$153,321	$(42,600)	$110,721
Variable production costs attributable to cost of revenues	100,954	39,378	140,332
Depreciation and amortization attributable to cost of revenues	11,383	13,267	24,650
RINs	38,273	—	38,273
Realized (gain) loss on hedging activities	530	(1,681)	(1,151)
Financing costs	3,502	552	4,054
Other revenues	(19,494)	(1,437)	(20,931)
Fuel gross margin	$288,469	$7,479	$295,948
Throughput (bpd)	71,922	3,980	75,901
Fuel gross margin per barrel of throughput	$10.96	$5.13	$10.65
Total OPEX	$72,242	$37,771	$110,013
Operating expenses per barrel of throughput	$2.74	$25.93	$3.96

16

Unaudited Reconciliation of Adjusted EBITDA to Net loss from Continued and Discontinued Operations.

In thousands	Three Months Ended		Twelve Months Ended
	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
Net income (loss)	$(17,854)	$53,813	$(143,641)	$56,619
Depreciation and amortization	9,290	5,498	35,102	22,527
Income tax expense (benefit)	—	18,759	(13,462)	16,269
Interest expense	17,683	12,477	124,773	88,192
EBITDA	$9,119	$90,547	$2,772	$183,607
Unrealized (gain) loss on hedging activities	445	(255)	448	(133)
Inventory valuation adjustments	14,249	(1,532)	21,874	49,234
Gain on change in value of derivative warrant liability	(6,658)	9,185	(23,835)	(2,215)
Stock-based compensation	430	365	2,350	1,689
(Gain) loss on sale of assets	691	(67,741)	(2,446)	(67,325)
Acquisition costs	—	4,308	—	16,275
Environmental clean-up reserve	—	—	—	1,428
Other	358	0	(276)	280
Adjusted EBITDA	$18,634	$34,877	$887	$182,841

17

	Three Months Ended March 31, 2024
	Mobile Refinery		Legacy Refining & Marketing	Total Refining & Marketing	Black Oil and Recovery	Corporate	Consolidated
In thousands	Conventional	Renewable
Net income (loss)	$17,535	$(22,157)	$442	$(4,180)	$990	$(14,664)	$(17,854)
Depreciation and amortization	3,330	3,953	51	7,334	1,717	239	9,290
Income tax expense (benefit)	—	—	—	—	—	—	—
Interest expense	2,455	2,292	—	4,747	96	12,840	17,683
EBITDA	$23,320	$(15,912)	$493	$7,901	$2,803	$(1,585)	$9,119
Unrealized (gain) loss on hedging activities	(555)	934	20	399	46	—	445
Inventory valuation adjustments	9,657	4,592	—	14,249	—	—	14,249
Gain on change in value of derivative warrant liability	—	—	—	—	—	(6,658)	(6,658)
Stock-based compensation	—	—	—	—	—	430	430
(Gain) loss on sale of assets	685	—	—	685	5	1	691
Other	—	—	—	—	354	4	358
Adjusted EBITDA	$33,107	$(10,386)	$513	$23,234	$3,208	$(7,808)	$18,634

18

	Three Months Ended December 31, 2023
	Mobile Refinery		Legacy Refining & Marketing	Total Refining & Marketing	Black Oil and Recovery	Corporate	Consolidated
In thousands	Conventional	Renewable
Net income (loss)	$(11,112)	$(30,266)	$(2,424)	$(43,801)	$(1,670)	$(18,395)	$(63,865)
Depreciation and amortization	3,252	4,017	313	7,582	1,476	167	9,225
Income tax expense (benefit)	—	—	—	—	(517)	2,060	1,543
Interest expense	2,473	2,820	—	5,293	62	10,675	16,029
EBITDA	$(5,387)	$(23,429)	$(2,111)	$(30,926)	$(649)	$(5,493)	$(37,068)
Unrealized (gain) loss on hedging activities	4,892	77	(7)	4,962	19	—	4,981
Inventory valuation adjustments	(3,400)	2,152	—	(1,248)	—	—	(1,248)
Gain on change in value of derivative warrant liability	—	—	—	—	—	(2,956)	(2,956)
Stock-based compensation	—	—	—	—	—	783	783
(Gain) loss on sale of assets	—	—	—	—	—	3	3
Acquisition costs	—	—	—	—	—	—	—
Other	—	—	—	—	389	(1)	388
Adjusted EBITDA	$(3,895)	$(21,200)	$(2,118)	$(27,212)	$(241)	$(7,664)	$(35,117)

	Twelve Months Ended March 31, 2024
	Mobile Refinery		Legacy Refining & Marketing	Total Refining & Marketing	Black Oil and Recovery	Corporate	Consolidated
In thousands	Conventional	Renewable
Net income (loss)	$49,932	$(94,694)	$(4,782)	$(49,544)	$48,246	$(142,343)	$(143,641)
Depreciation and amortization	14,387	13,343	932	28,662	5,700	740	35,102
Income tax expense (benefit)	—	—	—	—	18,682	(32,144)	(13,462)
Interest expense	11,656	7,307	—	18,963	227	105,583	124,773
EBITDA	$75,975	$(74,044)	$(3,850)	$(1,919)	$72,855	$(68,164)	$2,772
Unrealized (gain) loss on hedging activities	566	302	(2)	866	(418)	—	448
Inventory valuation adjustments	15,236	6,638	—	21,874	—	—	21,874
Gain on change in value of derivative warrant liability	—	—	—	—	—	(23,835)	(23,835)
Stock-based compensation	—	—	—	—	—	2,350	2,350
(Gain) loss on sale of assets	685	—	—	685	(69,224)	66,093	(2,446)
Other	—	—	—	—	(241)	(35)	(276)
Adjusted EBITDA	$92,462	$(67,104)	$(3,852)	$21,506	$2,972	$(23,591)	$887

Unaudited Reconciliation of Long-Term Debt to Net Long-Term Debt and Net Leverage.

19

In thousands	As of
	March 31, 2024		March 31, 2023		December 31, 2023
Long-Term Debt:
Senior Convertible Note	$15,230		$95,178		$15,230
Term Loan 2025	195,950		152,138		195,950
Promissory Note	2,612		—		—
Finance lease liability long-term	65,576		59,325		66,206
Finance lease liability short-term	2,497		1,916		2,435
Insurance premiums financed	2,399		1,359		6,237
Long-Term Debt and Lease Obligations	$284,264		$309,916		$286,058
Unamortized discount and deferred financing costs	(25,893)		(77,596)		(30,354)
Long-Term Debt and Lease Obligations per Balance Sheet	$258,371		$232,320		$255,704
Cash and Cash Equivalents	(62,140)		(86,689)		(76,967)
Restricted Cash	(3,609)		(8,429)		(3,606)
Less Total Cash and Cash Equivalents	$(65,749)		$(95,118)		$(80,573)
Net Long-Term Debt	$218,515		$214,798		$205,485
Adjusted EBITDA	$887		$182,898		$17,130
Net Leverage	246.4	x	1.2	x	12.0	x

Note: Net Leverage is calculated using trailing twelve months Adjusted EBITDA

20